                                                           Exhibit 10.8 Certain
                                                           portions of this
                                                           Exhibit have been
                                                           omitted and filed
                                                           separately with
                                                           the Securities and
                                                           Exchange Commission
                                                           pursuant to a
                                                           request for
                                                           confidential
                                                           treatment. The Symbol
                                                           "****" has been
                                                           inserted in place of
                                                           the portions so
                                                           omitted.


Between  MAUSER-WERKE GMBH
         SCHILDGESSTR. 71-163
         50321 BRUHL
         FEDERAL REPUBLIC OF GERMANY


hereinafter referred to as "MAUSER"


and      RUSSELL-STANLEY CORPORATION
         230 HALF MILE ROAD
         RED BANK, NEW JERSEY 07701
         UNITED STATES OF AMERICA


hereinafter referred to as "RUSSELL-STANLEY"



                               LICENSING AGREEMENT

                                    PREAMBLE

The parties have concluded a Know-How and Patent Licensing Agreement (hereinafter referred to as the "US-AGREEMENT") for Know-How and United States patents concerning blow molded one piece closed head plastic containers according to 1H1 of the "Recommendation on the Transport of Dangerous Goods of the United Nations" (Orange book, 8th edition, page 202, Art. 9.6.7) with L-Ring, i.e. closed head bung type drums with top handling ring, the bung opening with an internal thread not exceeding 100 mm in diameter, embraced within the PATENT RIGHTS and/or produced in accordance with the KNOW HOW made available by MAUSER under the US-AGREEMENT for the LICENSED ARTICLES for the manufacture and sale of such drums in the United States of America. RUSSELL-STANLEY wishes to be authorized also in Canada to sell such drums as manufactured in the United States of America under the US-AGREEMENT.

Therefore, the contracting parties agree as follows:


                                    ARTICLE 1

                                  PATENT RIGHTS

MAUSER holds the following Patens and Patent Application in

Canada:


PATENT NO.        DATE                      TITLE
1,276,572         20.12.1990       Short L-Ring
Des 68 100        28.02.1991       L-Ring Plus (Design Patent)
1,312,560         12.01.1993       Long L-Ring
2.075.806         21.12.1990       ODD L-Ping Plus (Patent Application)


The above Patents and Patent Application are the contractual PATENT RIGHTS. PATENT RIGHTS also include all future Canadian Patents relating to improvements on the design of L-Ring shaped top handling rings, limited to the LICENSED ARTICLES.


                                    ARTICLE 2

                              CONTRACTUAL TERRITORY

Contractual TERRITORY is Canada.


                                    ARTICLE 3

                                  LICENSE GRANT

1. MAUSER hereby grants to RUSSELL-STANLEY a non-exclusive license under the PATENT RIGHTS and any future patents parallel to any future United States patents covered by the US-AGREEMENT to sell in the TERRITORY the LICENSED ARTICLES manufactured in RUSSELL-STANLEY's presently existing locations under the US-AGREEMENT in the United States of America.

2.  RUSSELL-STANLEY is not authorized to grant sublicenses.


                                    ARTICLE 4

                                    ROYALTIES

1. RUSSELL-STANLEY shall pay **** on the sale of the first **** units per year, in excess of **** units per year a royalty of **** of the net invoice value per LICENSED ARTICLE has to be paid.

    Each year shall be measured from the anniversary date of the effective date of this Agreement. However, any LICENSED ARTICLE delivered to HUNTER DRUMS or to a customer of HUNTER DRUMS at the request of HUNTER DRUMS shall be **** and shall not be counted for purposes of determining the **** LICENSED ARTICLES per year.

2. The net invoice value shall be deemed to be the sales price billed by RUSSELL-STANLEY after deduction of taxes on sales, and/or turnover and/or the added value, costs for packaging, transport and insurance, credits and returns and customery trade discounts. Where material is supplied free of charge, its current value shall be added to the sales price.

    If taxes are payable in the United States of America on the royalties, RUSSELL-STANLEY shall be responsible for the payment of such taxes and shall remit to MAUSER the net amount due to MAUSER after deduction of such taxes.

    RUSSELL-STANLEY shall observe the Double Taxation AGREEMENT between the United States of America and the Federal Republic of Germany when deducting such taxes and shall furnish MAUSER with all receipts issued for such taxes deducted by RUSSELL-STANLEY and paid to the revenue authorities in the United States of America.

3. For the purpose of this AGREEMENT RUSSELL-STANLEY shall maintain complete records at its Corporate Headquarters relating to licensed sales. Within 30 (thirty) days after the end of each calendar quarter of this AGREEMENT up to and including the end of the calendar quarter following termination of this AGREEMENT RUSSELL-STANLEY shall render a written report to MAUSER listing the total net sales of the LICENSED ARTICLE sold by RUSSELL-STANLEY during such calendar quarter and the royalty due thereon. Each report so rendered shall be accompanied by the required royalty payment.

4. MAUSER shall have the right during normal business hours on 3 (three) days prior written notice at its own expense and not more than once in any calendar quarter to have the pertinent records of RUSSELL-STANLEY examined by an independent certified public accountant for the purpose of verifying the reports rendered hereunder, provided, however, any report of the accountant to MAUSER shall be made in such a manner that all information properly deemed confidential by RUSSELL-STANLEY will not be disclosed to MAUSER and further provided that in the event MAUSER's accountants' report is not accepted by RUSSELL-STANLEY or if acceptable adjustments are made thereon, confidential information may be disclosed as necessary to MAUSER and its attorneys.


                                    ARTICLE 5

                                LIFE OF AGREEMENT

1. This AGREEMENT will come into effect on being signed by the latest contracting party commencing with January 1, 1995.

2. The lifetime of this AGREEMENT is in accordance with the lifetime of the US-AGREEMENT.

3. MAUSER has the right to cancel this AGREEMENT by written notice of cancellation and with immediate effect for any of the following, if RUSSELL-STANLEY is in default of a material obligation resulting from this AGREEMENT, especially with the payment of the Royalties, or has violated material obligations under the AGREEMENT and has not remedied such violation within three months after receipt of a corresponding notice by MAUSER to do so, RUSSELL-STANLEY undertakes measures which are a material breach of trust and/or breach of secrecy

4. RUSSELL-STANLEY has the right to cancel this AGREEMENT by written notice of cancellation and with immediate effect, if

         MAUSER does not fulfill material obligations under this AGREEMENT within three months after having received a corresponding notice to do so.

5. In the event of any adjudication of bankruptcy, assignment for the benefit of creditors or levy of execution directly involving RUSSELL-STANLEY or MAUSER, the other shall have the immediate right to terminate this AGREEMENT by giving written notice to the other party hereto.

6. In the event of a premature termination of this AGREEMENT by cancellation all rights of RUSSELL-STANLEY arising from this AGREEMENT will cease by the latest two months after receipt of the notice of cancellation. The Royalties shall be payable until that date, when RUSSELL-STANLEY loses all rights resulting from this AGREEMENT.

7. Upon the termination of this AGREEMENT all rights of the contracting parties from this AGREEMENT will cease, unless such termination is coincident with the termination of said US-Agreement, in which event the rights of the parties shall be as set forth in the US-Agreement.

8.  ****.

                                    ARTICLE 6

                          APPLICABLE LAW, JURISDICTION

1. This AGREEMENT has been drawn up in English. Any amendments and additions to this AGREEMENT must be made in writing and signed by both parties to become valid.

2. The contracting parties have agreed that as a whole and in all its individual provisions this AGREEMENT is subject to German substantive and procedural law, except for the contractual PATENT RIGHTS which fall under Canadian patent law.

3. Any and all disputes arising from or in connection with the execution, delivery, performance or interpretation and construction of this AGREEMENT shall be submitted to binding arbitration before a single arbitrator in Zurich, Switzerland, in accordance with the rules and regulations of the International Chamber of Commerce except that where such rules and regulations differ from the provisions of this Article 6.3 the latter shall govern. There shall be no discovery, the arbitrator shall be selected within 30 days of the service of the written demand for arbitration, the first hearing shall be conducted within 60 days of the service and shall continue day to day until completed. The decision shall be rendered within 15 business days from the date of the last hearing, shall set forth the decision and the reasons for same and shall be unappealable except for fraud or bias. The loser shall pay all the administrative costs of the arbitration and the winner's costs including without limitation attorneys' fees, experts' fees, reasonable travel and living costs. The winning party shall have the right to seek confirmation of the arbitrator's award in any court of competent jurisdiction over the losing party without objection.


                                    ARTICLE 7

                               SUBSTITUTION CLAUSE

Should any individual provision of this AGREEMENT be or become void, or should a gap be ascertained in this AGREEMENT, the validity of the other provisions shall not be affected thereby. As a substitute for the provision, which is void or inoperative, or for the purpose of filling the gap, an appropriate arrangement shall be valid, which, if it is legally possible, shall be as close as possible to what the contracting parties would have reasonably intended, had they considered that point. If a provision is void or inoperative owing to measures or outputs or times (periods or time limits) indicated therein, this shall be replaced by a measure which is as close as legally possible to the provision in question.

                                    ARTICLE 8

The parties to this Agreement are aware that their contractual relationship has been renewed by a group of agreements signed today, namely

1.  KNOW HOW and LICENSING AGREEMENT L-Ring USA;

2.  LICENSING AGREEMENT L-RING Canada;

3.  KNOW HOW and LICENSING AGREEMENT Open Top USA and

4. LICENSING AGREEMENT L-Ring USA between RUSSELL-STANLEY CORP. and HUNTER DRUM LTD.

5. Release of any rights and obligations under the L-RING AGREEMENT of January 1, 1995.




Bruhl, 26.06.1995                                    Red Bank,
      -----------                                             ---------------


MAUSER-WERKE                                         RUSSELL-STANLEY
     G M B H                                         CORPORATION



By /s/Dr. Burgdorf     /s/Effnert                    By /s/John Priesing
  -----------------   -----------                      ------------------------
  Dr. Burgdorf             Effnert                     John Priesing
  (Chief Exec. Officer)    (Director)                           (President)